UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
________________

FORM 8-K/A
AMENDMENT TO CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2006

WITS BASIN PRECIOUS MINERALS INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	1-12401 (Commission File Number)	84-1236619 (IRS Employer Identification No.)

80 South 8th Street, Suite 900 Minneapolis, Minnesota (Address of Principal Executive Offices)	55402-8773 (Zip Code)

612.349.5277
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously disclosed in the Registrant’s Current Report on Form 8-K dated September 13, 2006 and filed September 18, 2006, Dr. Clyde L. Smith (“Dr. Smith”), executed an offer of employment letter (the “Offer Letter”) on September 15, 2006, accepting the position of President with the Registrant. An error relating to one of the option agreements in the Offer Letter required correction.

Dr. Smith was to be granted two options: one for 1,500,000 shares (the “Standard Options”) and one for 500,000 shares (the “Performance Based Stock Options”). It was intended that the Standard Options would vest as follows: 300,000 vest immediately and 300,000 vest each anniversary thereafter (September 15, 2007, 2008, 2009 and 2010).

Dr. Smith and the Registrant mutually agreed to correct this error by the execution of a letter dated September 20, 2006 (the “Correction Letter”), with no other changes to any terms in the Offer Letter.

The foregoing is qualified in its entirety by reference to the Correction Letter, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K/A; and such exhibit is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document
10.1	Correction Letter dated September 21, 2006, by and between the Registrant and Dr. Smith.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wits Basin Precious Minerals Inc.

Date: September 21, 2006	By:	/s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Document
10.1	Correction Letter dated September 21, 2006, by and between the Registrant and Dr. Smith.